Exhibit (23)(a)

CONSENT OF INDEPENDENT AUDITORS
-----------------------------------------------------------------------------


We consent to the inclusion in the Current Report on Form 8-K dated November 28, 1997 of First Union Corporation and to the incorporation by reference in the Registration Statements of (i) First Union Corporation on:







                                     Registration                  Registration
                                     Statement                      Statement
                   Form                 Number           Form        Number
              ---------               ----------       ----------  -----------

                    S-3               33-50103           S-4        333-20611
                    S-3               33-61941           S-3        333-34151
                    S-3              333-15743           S-3        333-35363
                    S-3              333-17599           S-3         33-56927
                    S-4              333-19039-01


(ii) First Union Capital I on Form S-3 (No. 333-15743-01), (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of our report dated January 22, 1997, with respect to the consolidated balance sheets of CoreStates Financial Corp as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K dated November 28, 1997 of First Union Corporation.








/s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
November 26 1997






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